ENERGY XXI GULF COAST, INC.

10% Senior Notes due 2013

REGULATION S PURCHASE AGREEMENT

June 5, 2007

JEFFERIES & COMPANY, INC.
GREENWICH CAPITAL MARKETS, INC.
BNP PARIBAS SECURITIES CORP.
BMO CAPITAL MARKETS CORP.
CAPITAL ONE SOUTHCOAST, INC.
NATEXIS BLEICHROEDER INC.

c/o

JEFFERIES & COMPANY, INC.
520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

Energy XXI Gulf Coast, Inc., a Delaware corporation (the “Company”), Energy XXI (Bermuda Limited), a Bermuda company and the Company’s ultimate parent (“Parent”), and the other Guarantors (as defined below) (the Company and the Guarantors, collectively the “Company Parties”) hereby agree with you effective as of May 24, 2007, as follows:

Introductory. The Company proposes to issue and sell $750,000,000 in aggregate principal amount of its 10% Senior Notes due 2013 (the “Notes”). The Notes will be offered and sold (i) in the United States (the “Regulation D Notes”) directly to certain purchasers of the Notes (the “Regulation D Purchasers”) in a private placement (the “Regulation D Placement”) without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”) in reliance upon Section 4(2) thereof and/or Regulation D thereunder (“Regulation D”) and (ii) outside the United States (the “Regulation S Notes” and, together with the Regulation D Notes, the “Notes”) to the initial purchasers named herein (the “Initial Purchasers”) in a transaction exempt from the registration requirements of the Securities Act (the “Regulation S Offering”) in reliance upon Regulation S of the Securities Act (“Regulation S”).

Each of the Initial Purchasers has agreed to act as placement agents in connection with the Regulation D Placement (in such capacity, each, a “Placement Agent” and, collectively, the “Placement Agents”) subject to the terms and conditions and other provisions of a placement agency agreement (the “Placement Agency Agreement”) to be entered into among the Placement Agents and the Company Parties. The Company Parties will enter into a note purchase agreement with the Regulation D Purchasers of the Regulation D Notes (the “Regulation D Purchase Agreement”).

Prior to or concurrently with the closing of the Regulation S Offering and the Regulation D Placement, the Company Parties will enter into an Amended and Restated First Lien Credit Agreement with the Lenders party thereto and The Royal Bank of Scotland plc, as Administrative Agent of the Lenders (such agreement and all related loan documents, collectively, the “Credit Agreement”). Proceeds from the sale of the Notes, and borrowing under the Credit Agreement will be used to finance the acquisition (the “Pogo Acquisition”) of certain of the offshore Gulf of Mexico oil and natural gas properties (the “Pogo Assets”) of Pogo Producing Company (“Pogo”) pursuant to the Purchase and Sale Agreement (the “Purchase and Sale Agreement”) dated as of April 24, 2007 between Pogo and Energy XXI GOM, LLC, a wholly-owned subsidiary of the Company (“Buyer”), and to repay certain debt and to pay fees and expenses of these transactions as summarized in the Preliminary CIM (as defined below). The closing of the Pogo Acquisition under the Purchase and Sale Agreement will occur concurrently with the closing of the Regulation S Offering, the Regulation D Placement and the borrowing under the Credit Agreement (the “Closing Date”).

The Notes will be issued pursuant to an indenture (the “Indenture”), to be entered between the Company, Parent, and the other guarantors named therein (the “Subsidiary Guarantors,” and together with Parent, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Pursuant to the Indenture, the Guarantors shall fully and unconditionally guarantee, on a senior basis, to each holder of the Notes and the Trustee, the payment and performance of the Company’s obligations under the Indenture and the Notes (each such guarantee being referred to herein as a “Guarantee.”

Holders of the Notes will be entitled to the benefits of a registration rights agreement (the “Registration Rights Agreement”) to be entered into among the Company Parties, the Initial Purchasers and the Regulation D Purchasers pursuant to which the Company Parties will agree, among other things to (i) file a registration statement (the “Registration Statement") with the Commission for a registered offer (the “Exchange Offer”) to exchange any and all of the Notes for a like aggregate principal amount of notes that are identical in all material respects to the Notes (the “Exchange Notes”), except for that the Exchange Notes will not contain terms with respect to transfer restrictions or liquidated damages, (ii) use their reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act and (iii) use their reasonable best efforts to consummate the Exchange Offer, in each case, within the timeframe, and subject to the provisions contained therein.

The Company, Jefferies & Company, Inc., as closing agent (the “Closing Agent”), and Wells Fargo Bank, National Association, as escrow agent, will enter into an escrow agreement (the “Escrow Agreement”) to provide for the escrow of the proceeds for the purchase of the Notes and the payment of such proceeds on the Closing Date pursuant to the terms of the Escrow Agreement and as set forth in this Agreement and the Regulation D Purchase Agreement.

This Agreement, the Credit Agreement, the Purchase and Sale Agreement, the Indenture, the Registration Rights Agreement, the Escrow Agreement and the Engagement Letter dated as of March 15, 2007 (the “Engagement Letter”) between Parent and Jefferies & Company, Inc., are referred to herein collectively as the “Transaction Documents,” and the transactions contemplated hereby and thereby are referred to herein collectively as the “Transactions.” This Agreement, the Registration Rights Agreement and the Indenture are referred herein collectively as the “Regulation S Purchase Documents.” Nothing in this Agreement should be read to limit or otherwise modify the terms and other provisions of the Engagement Letter, provided that, in the event any terms of the Engagement Letter are inconsistent with or contradict any terms of this Agreement, this Agreement shall govern.

The Company has prepared a preliminary confidential information memorandum, dated May 12, 2007 (the “Preliminary CIM”), relating to the Regulation D Placement and the Regulation S Offering, (ii) a pricing term sheet attached hereto as Schedule I, which includes pricing terms and other information with respect to the Notes (the “Pricing Supplement” and, together with the Preliminary CIM, the “Time of Sale Document”) and (iii) a final confidential information memorandum dated the date hereof relating to the Regulation D Placement and the Regulation S Offering, as the same may be amended or supplemented (the “CIM”). “CIM” means, as of any date or time referred to in this Agreement, the most recent information memorandum (whether the Time of Sale Document or the CIM, and any amendment or supplement to either such document), including exhibits and schedules thereto.

1.  Terms of Offering. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to Jefferies & Company, Inc. (the “Lead Initial Purchaser”) and Greenwich Capital Markets, Inc., BNP Paribas Securities Corp., BMO Capital Markets Corp., Capital One Southcoast, Inc. and Natexis Bleichroeder Inc. (each, an “Initial Purchaser” and, collectively, the “Initial Purchasers”) $320,915,000 aggregate principal amount of Regulation S Notes. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Regulation S Notes shall bear the legends set forth in the CIM. The Initial Purchasers have advised the Company, and the Company understands, that the Initial Purchasers will make offers to sell (the “Exempt Resales”) some or all of the Regulation S Notes purchased by the Initial Purchasers hereunder on the terms set forth or to be set forth in the CIM to persons (the “Subsequent Purchasers”) whom the Initial Purchasers reasonably believe to be non-“U.S. persons” or non-“U.S. purchasers” (as defined in Regulation S) in reliance upon Regulation S.

2.  Purchase and Sale of Regulation S Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree to purchase from the Company, the Regulation S Notes at a purchase price of 98% of the aggregate principal amount thereof. Delivery to the Initial Purchasers of and payment for the Regulation S Notes shall be made at a Closing (the “Closing”) to be held at 10:00 a.m., New York City time, on the Closing Date (as defined in the Regulation D Purchase Agreement) at the Houston offices of Vinson & Elkins LLP, First City Tower, 1001 Fannin Street, Suite 2500, Houston, Texas 77002-6760.

The Company shall deliver to the Initial Purchasers one or more certificates representing the Regulation S Notes in definitive form, registered in such names and denominations as the Initial Purchasers may request, against payment by the Initial Purchasers of the purchase price therefor by immediately available Federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Initial Purchasers at least two business days prior to the Closing. The certificates representing the Regulation S Notes in definitive form shall be made available to the Initial Purchasers for inspection at the Houston offices of Vinson & Elkins LLP, First City Tower, 1001 Fannin Street, Suite 2500, Houston, Texas 77002-6760 (or such other place as shall be reasonably acceptable to the Initial Purchasers) not later than 10:00 a.m. one business day immediately preceding the Closing Date. Regulation S Notes to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.

3.  Representations and Warranties of the Company Parties. In addition to the other representations, warranties and agreements contained in the Agreement, each of the Company Parties hereby jointly represents, warrants and agrees with, the Initial Purchasers as follows:

(a)  No Material Misstatement or Omission. (i) Neither the Time of Sale Document, nor any amendment or supplement thereto, as of the date thereof and at all times subsequent thereto up to the Closing Date, did not and does not contain any untrue statement if a material fact, or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) the CIM, and at the time of each sale of the Regulation S Notes and at the Closing Date, as then amended or supplemented, if applicable, did not and will not, contain any untrue statement of a material fact, or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 3(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers and furnished to the Company in writing by the Initial Purchasers expressly for use in the Time of Sale Document or the CIM or any amendment or supplement thereto. No injunction or order has been issued that either (i) asserts that any of the transactions contemplated by the Regulation S Purchase Documents is subject to the registration requirements of the Securities Act or (ii) would prevent or suspend the issuance or sale of any of the Regulation S Notes or the use of the Time of Sale Document, the CIM or any amendment or supplement thereto, in any jurisdiction. No statement of material fact included or to be included in the CIM has omitted from the Time of Sale Document and no statement of material fact included in the Time of Sale Document that is required to be included in the CIM has been omitted or will be omitted therefrom.

(b)  The Transaction Documents. Each of the Company Parties has all necessary power and authority to execute and deliver the Transaction Documents to which they are a party and to perform its respective obligations thereunder; each of the Transaction Documents has been duly authorized by the Company Parties, as the case may be, and, when executed and delivered by the Company Parties, as the case may be, will constitute a valid and binding agreement of the Company Parties, as the case may be, enforceable against the Company Parties in accordance with its terms; and the Indenture, when executed and delivered by the Company Parties, will meet the requirements for qualification under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”).

(c)  Acquisition of Pogo Assets. After giving effect to the Transactions contemplated or to be contemplated by the CIM, the Company will have acquired the Pogo Assets as contemplated or to be contemplated by the CIM.

(d)  The Regulation S Notes. The Company has all necessary power and authority to execute, issue and deliver the Regulation S Notes; the Regulation S Notes have been duly authorized for issuance and sale by the Company, will be in the form contemplated by the Indenture and, when executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms. The Regulation S Notes and the Guarantees will conform, in all material respects to the description thereof contained or to be contained in the CIM.

(e)  The Guarantees. Each of the Guarantors has all necessary power and authority to execute, issue and deliver its respective Guarantee; the Guarantees have been duly authorized for issuance and sale by each of the Guarantors, will be in the form contemplated by the Indenture and, when executed and the Guarantees issued in accordance with the terms of the Indenture, will constitute valid and binding obligations of each of the Guarantors, entitled to the benefits of the Indenture, enforceable against each of the Guarantors in accordance with their terms.

(f)  The Exchange Notes and Related Guarantees. Each of the Company Parties has all necessary power and authority to execute, issue and deliver the Exchange Notes and the related Guarantees; the Exchange Notes and the related Guarantees to which they are a party have been duly authorized for issuance and sale by the Company Parties, as the case may be, will be in the form contemplated by the Indenture and, when executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and exchanged for the Notes and the related Guarantees, as the case may be, will constitute valid and binding obligations of the Company Parties, as the case may be, entitled to the benefits of the Indenture, enforceable against the Company Parties, as the case may be, in accordance with their terms.

(g)  No Material Adverse Change. Except as otherwise disclosed or to be disclosed in the CIM, and for the period from and after the date hereof and prior to the Closing Date, except as otherwise disclosed or to be disclosed in the CIM: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, Parent or the Pogo Assets (any such change is called a “Material Adverse Change”); (ii) Parent, or the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation (including any off-balance sheet obligation), indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or Parent, except for dividends paid to the Company or other subsidiaries, any of the Company’s subsidiaries on any class of capital stock or repurchase or redemption by the Company or Parent or any of its subsidiaries of any class of capital stock; and (iv) there has not occurred any downgrading from the Caa2 rating by Moody’s Investors Service, Inc and the CCC rating by Standard & Poor’s Rating Services accorded to any securities of the Parent of the Company, nor has any notice been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Parent or the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g)(2) under the Securities Act).

(h)  Going Concern of Company. On the Closing Date, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described or to be described in the CIM, (i) the fair value and present fair saleable value of the assets of the Company and its subsidiaries on a going concern basis will exceed the sum of its stated liabilities and identified contingent liabilities; and (ii) each of the Company and its subsidiaries will not be (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent. In computing the amount of such contingent liabilities at any time, such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represent the amount that can reasonably be expected to become an actual or matured liability.

(i)  Independent Accountants. (i) UHY, LLP, who have expressed their opinion with respect to the financial statements of the Company and, the carve-out financial statements for Castex Energy, Inc. (which, in each case, includes the related notes thereto) included or to be included in the CIM and (ii) Grant Thornton LLP, who have expressed their opinion with respect to the financial statements of Marlin Energy Offshore L.L.C., Marlin Texas GP, L.L.C. and Marlin Texas L.L.C. (which term includes the related notes thereto) included or to be included in the CIM, are each (i) independent public or certified public accountants as required by the Securities Exchange Act of 1934 as amended (the “Exchange Act”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(j)  Preparation of the Financial Statements. As of the date hereof, the financial statements contained in the Time of Sale Document and contained or to be contained in the CIM, present fairly in all material respects the consolidated financial position of (i) the Company and its subsidiaries, (ii) Marlin Energy Offshore L.L.C., Marlin Texas GP L.L.C., and Marlin Texas L.L.C., (iii) the assets acquired from Castex Energy, Inc., and (iv) the Pogo Assets, in each case, as of and at the dates indicated and the results of each of their respective operations and cash flows for the periods specified. All such financial statements have been prepared in conformity in all material respects with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as contemplated or to be contemplated by the CIM. As of the date hereof, the financial data set forth or to be set forth in the CIM, and the financial data set forth or to be set forth in the CIM will as of its date, fairly present the information set forth therein on a basis consistent with that of the audited and unaudited financial statements contained or to be contained in the CIM.

(k)  Pro Forma Financial Information. The pro forma financial information of the Company and its subsidiaries and the related notes thereto included or to be included under the captions Summary - Energy XXI Summary Historical and Pro Forma Financial Data,” “Summary - Summary Unaudited Consolidated Pro Forma Financial Statements” and “Capitalization” under the column “As Adjusted” and elsewhere in the CIM, as of its date, presented fairly the information contained therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the Transactions and circumstances referred to therein.

(l)  Engineer Reports. The Company has heretofore delivered to the Initial Purchasers true, correct and complete copies of the engineering reports of (i) Netherland, Sewell & Associates, (ii) Miller & Lents, Ltd., and (iii) Ryder Scott Company LP (collectively, the “Engineer Reports”). There have been no material adverse developments concerning the matters reported in such Engineering Reports since their respective dates.

(m)  Incorporation and Good Standing of the Company Parties. Each of the Company Parties has been duly incorporated or organized and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described or to be described in the CIM as of its date, and to enter into and perform its obligations under each of the Transaction Documents to which it is a party. Each of the Company Parties is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the financial position, stockholders’ equity, results of operations or business of the Company, Parent or the Pogo Assets (a “Material Adverse Effect”). All of the issued and outstanding capital stock or other equity or ownership interest of each of the Subsidiary Guarantors has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, charge, encumbrance or adverse claim, except as disclosed or to be disclosed in the CIM. Parent does not, directly or indirectly, own any securities of any entity other than the Energy XXI, (US Holdings) Limited, Energy XXI USA, Inc., the Company and its subsidiaries. As of the date hereof, the Company does not own or control, and as of the Closing Date, the Company will not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed on Exhibit A hereto and (ii) such other entities omitted from Exhibit A hereto, which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

(n)  Capitalization and Other Capital Stock Matters. As of the date hereof, the capitalization of the Company and its subsidiaries presented on a consolidated basis in the CIM under the caption “Capitalization” under the column “Actual” is a fair summary of such capitalization in all material respects.

(o)  Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Company Parties (i) is in violation of its charter or by laws, (ii) is in default (or, with the giving of notice or lapse of time, would be in default or constitute a default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which any of the Company Parties is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company Parties is subject (each, an “Existing Instrument”), or (iii) is in violation of any law, administrative regulation or administrative or court decree applicable to any of the Company Parties’ except with respect to clauses (ii) and (iii) of this sentence, for such Defaults or violations as would not, individually or in the aggregate, result in a Material Adverse Effect. Each of the Company Parties’ execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of the Transactions, including the issuance and sale of the Notes, (i) will not result in any violation of the provisions of the charter or bylaws of any of the Company Parties, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, charge, encumbrance or adverse claim upon any property or assets of any of the Company Parties pursuant to, or require the consent of any other party to any Existing Instrument or other third party and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to any of the Company Parties except with respect to clauses (ii) and (iii) of this sentence, for such conflicts, breaches, Defaults, Debt Repayment Triggering Events or violations as would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Company Parties.

(p)  Regulatory Approval. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for each of the Company Parties’ execution, delivery and performance of the Transaction Documents to which it is a party and consummation of the Transactions, except (i) with respect to the transactions contemplated by the Registration Rights Agreement or the filing of a Current Report on Form 8-K with the Commission as may be required under the Securities Act and the Exchange Act, as the case may be, (ii) as required by the state securities or “blue sky” laws, and (iii) for such consents, approvals, authorizations, orders, filings or registrations that have been obtained or made and are in full force and effect except would not have a Market Adverse Effect.

(q)  No Material Actions or Proceedings. Except as otherwise disclosed in the CIM, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, (i) threatened against or affecting any of the Company Parties, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, any of the Company Parties or (iii) relating to environmental or discrimination matters, where in any such case (A) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Effect or adversely affect the consummation of the Transactions or (B) any such action, suit or proceeding is or would be material in the context of the offer and sale of Notes. No material labor dispute with the employees of any of the Company Parties, or with the employees of any principal supplier of the Company Parties, exists or, to the best of the Company’s knowledge, is threatened or imminent.

(r)  Intellectual Property Rights. Except as otherwise disclosed or to be disclosed in the CIM, the Company Parties own or possess, and as of the closing of the Transaction will own and possess, sufficient trademarks, service marks, trade names, patents, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, know-how (including unpatented and/or unpatentable proprietary or confidential information, systems or procedures), licenses and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted and as to be conducted as described or to be described in the CIM, except where the failure to own or possess such Intellectual Property Rights would not have a Material Adverse Effect.

(s)  All Necessary Permits, etc. Except as otherwise disclosed in the CIM, each of the Company Parties possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or other applicable regulatory agencies or bodies and such valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps and other technical information, in each case, necessary to conduct their respective businesses, and neither the Company Parties nor any Guarantor has received, or has any reason to believe that it has received or will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(t)  Title to Properties. Each of the Company Parties has (i) generally satisfactory title to its oil and gas properties, title investigations having been carried out by the Company Parties in accordance with the practice in the oil and gas industry in the areas in which the Company Parties operate except as, in each case, would not result in a Material Adverse Effect, (ii) good and marketable title to all other real property owned by it to the extent necessary to carry on its business and (iii) good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described or to be described in the CIM or such as do not materially affect the value of the properties of the Company Parties, considered as one enterprise, and do not interfere with the use made and proposed to be made of such properties, by the Company Parties, considered as one enterprise; and all of the leases and subleases material to the business of the Company Parties, considered as one enterprise, and under which any of the Company Parties holds properties described or to be described in the CIM, are in full force and effect, and none of the Company Parties has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Company Parties under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company Parties to the continued possession of the leased or subleased premises under any such lease or sublease.

(u)  Gas Imbalances; Prepayments. On a net basis there are no gas imbalances, take-or-pay or other prepayments that would require the Company or any of its subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding one-half bcf of gas (on an mcf equivalent basis) in the aggregate, other than as disclosed or to be disclosed in the CIM or as would not result in a Material Adverse Effect.

(v)  Tax Law Compliance. Except as disclosed or to be disclosed in the CIM, the Company Parties have filed all necessary federal and state income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings, except as would not result in a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Sections 3(j) above in respect of all federal and state and income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined, other than as disclosed or to be disclosed in the CIM or as would not result in a Material Adverse Effect.

(w)  Company’s Accounting System. The Company makes and keeps accurate books and records and maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences in each case, other than as disclosed or to be disclosed in the CIM or as would not result in a Material Adverse Effect.

(x)  Insurance. Each of the Company Parties is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company Parties against theft, damage, destruction, acts of vandalism, earthquakes and hurricanes, other than as disclosed or to be disclosed in the CIM or as would not result in a Material Adverse Effect. The Company has no reason to believe that it or any Guarantor will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Except as described or to be described in the CIM and except as would not result in a Material Adverse Effect, none of the Company Parties has been denied any insurance coverage which it has sought or for which it has applied.

(y)  No Unlawful Contributions or Other Payments. Neither the Company Parties nor, to the best of the Company’s knowledge, any employee or agent of any of the Company Parties, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law.

(z)  Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. Parent has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended), which (i) are designed to ensure that material information relating to the Parent, including its consolidated subsidiaries, is made known to the Parent’s principal executive officer and its principal financial officer by others within those entities and are effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its disclosure controls and procedures, Parent is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect its ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting. Parent is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect its internal control over financial reporting.

(aa)  Compliance with Environmental Laws. Except as described or to be described in the CIM or as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company Parties have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Company Parties and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Company Parties relating to Hazardous Materials or any Environmental Laws.

(bb)  Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of the Guarantors are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Effect.

(cc)  Company Parties Not an “Investment Company.” Neither the Company nor any Guarantor is, and after receipt of payment for the Notes, will be, an “investment company” within the meaning of Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(dd)  Brokers. Except for the Initial Purchasers there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of the Regulation S Offering or the transactions contemplated thereby.

(ee)  No Registration Required Under the Securities Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in this Agreement and the compliance of such parties with the agreements set forth herein and therein, it is not necessary, in connection with the issuance and sale of the Regulation S Notes, in the manner contemplated by the Transaction Documents and the CIM, to register the Regulation S Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(ff)  No U.S. Persons. The Company will not offer or sell any of the Regulation S Notes to any person whom it reasonably believes is not (i) a non-“U.S. person” or non-“U.S. Purchaser” (as defined in Regulation S of the Securities Act.

(gg)  No Directed Selling Efforts. To the knowledge of the Company, none of the Company Parties or any of their respective Affiliates have engaged, or will engage, directly or indirectly in any form of “directed selling efforts” in connection with the offering of the Regulation S Notes (as those terms are used in Regulation S under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. To the knowledge of the Company, none of the Company Parties has entered, and will enter, into any arrangement or agreement with respect to the distribution of the Regulation S Notes, except for this Agreement, the Indenture, the Escrow Agreement, the Engagement Letter and the Registration Rights Agreement, and the Company agrees not to enter into any such arrangement or agreement.

The Company acknowledges that the Initial Purchasers and, for purposes of the opinion to be delivered pursuant to Section 7 hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

4.  Covenants of the Company Parties. Each of the Company Parties jointly and severally agrees:

(a)  To (i) advise the Initial Purchasers promptly after obtaining knowledge (and, if requested by the Initial Purchasers, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Regulation S Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Time of Sale Document or the CIM untrue or that requires the making of any additions to or changes in the CIM in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Regulation S Notes under any U.S. state securities or Blue Sky laws (or their equivalent in non-U.S. jurisdictions), and (iii) if, at any time, any U.S. or non-U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Regulation S Notes under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)  To (i) furnish the Initial Purchasers, without charge, as many copies of the Time of Sale Document and the CIM, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request, and (ii) promptly prepare, upon the Initial Purchasers’ reasonable request, any amendment or supplement to the Time of Sale Document and the CIM that the Initial Purchasers, upon advice of legal counsel, determines may be necessary in connection with Exempt Resales (and the Company hereby consents to the use of the Time of Sale Document and the CIM, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales).

(c)  Not to amend or supplement the Time of Sale Document or the CIM prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchasers of all the Regulation S Notes purchased by the Initial Purchasers, unless the Initial Purchasers shall previously have been advised thereof and shall have provided its written consent thereto.

(d)  So long as the Initial Purchasers shall hold any of the Regulation S Notes, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Lead Initial Purchaser, it becomes necessary or advisable to amend or supplement the Time of Sale Document or the CIM in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Time of Sale Document or the CIM to comply with any Federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, “Applicable Law”) of any federal, state, local and other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a “Governmental Authority”), to prepare, at the expense of the Company, an appropriate amendment or supplement to the Time of Sale Document and the CIM (in form and substance reasonably satisfactory to the Initial Purchasers) so that (A) as so amended or supplemented, the Time of Sale Document and the CIM will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Time of Sale Document and the CIM will comply with Applicable Law and (ii) if, following the filing by the Company or Parent of the information required by the SEC on Current Report on Form 8-K under 1.02, 2.01 and 9.01 regarding the closing of the Pogo Acquisition, in the reasonable judgment of the Company, it becomes necessary or advisable to amend or supplement the Time of Sale Document or the CIM so that the Time of Sale Document and the CIM will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Securities Act, to prepare an appropriate amendment or supplement to the Time of Sale Document or the CIM (in form and substance reasonably satisfactory to the Initial Purchasers) so that the Time of Sale Document or the CIM, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e)  To cooperate with the Initial Purchasers and the Initial Purchasers’ counsel in connection with the qualification of the Regulation S Notes under the U.S. and non-U.S. securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and continue such qualification in effect so long as reasonably required for Exempt Resales.

(f)  Whether or not any of the Transactions contemplated under the Regulation S Purchase Documents are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Time of Sale Document and the CIM and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Regulation S Purchase Documents, (C) the preparation, issuance and delivery of the Regulation S Notes, (D) the qualification of the Regulation S Notes for offer and sale under any applicable Non-U.S. securities laws (including, without limitation, the fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification, if any), (E) furnishing such copies of the Time of Sale Document and the CIM, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchasers and (F) the performance of the obligations of the Company Parties under the Regulation S Purchase Agreements, including the Registration Rights Agreement), (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company, (iii) all expenses and listing fees in connection with the application for quotation of the Regulation S Notes on the Private Offerings, Resales and Trading Automated Linkages market (“PORTAL”) and with the listing of the Regulation S Notes on the Luxembourg Stock Exchange and any other non-U.S. securities exchange, (iv) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Regulation S Notes by DTC for “book-entry” transfer and (v) all fees charged by rating agencies in connection with the rating of the Regulation S Notes. In addition, and in addition to any fees that may be paid to the Initial Purchasers hereunder, whether or not any Regulation S Offering occurs (unless the Initial Purchasers are unwilling to proceed with the Regulation S Offering with full cooperation by the Company and willingness by the Company to proceed with the Regulation S Offering and in the absence of fraud or material violation of law by the Company), the Company will reimburse the Initial Purchasers, promptly upon receipt of an invoice therefor, for all out-of-pocket expenses (including reasonable fees and expenses of its counsel, including, for the avoidance of doubt, the reasonable fees and expenses of any other independent experts retained by the Initial Purchasers and the expenses of BNP Paribas Securities Corp. in connection with the roadshow and investor meetings in Europe) incurred by the Initial Purchasers in connection with the engagement contemplated hereunder. This clause (f) shall not prejudice the payment of commissions, fees and expenses due to the Placement Agents under the terms of the Placement Agency Agreement; provided, however the Company shall not be obligated to pay the same commissions, fees and expenses twice.

(g)  To apply the net proceeds from the sale of the Notes will be used by the Company in the manner described in the Preliminary CIM and described or to be described in the CIM under the caption titled “Use of Proceeds.”.

(h)  To not invest, or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of the Guarantors to register as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(i)  Not to will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Notes or any other reference security, whether to facilitate the sale or resale of the Notes or otherwise.

(j)  To use its reasonable best efforts to timely do and perform all things required to be done and performed under the Transaction Documents prior to and after the Closing Date.

(k)  Not to, and to ensure that no affiliate (as defined in Rule 501(b) of the Securities Act) of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or to the Subsequent Purchasers of the Notes.

(l)  Following the filing by the Company or Parent of the information required by the SEC on Current Report on Form 8-K under 1.02, 2.01 and 9.01 regarding the closing of the Pogo Acquisition and for so long as any of the Regulation S Notes remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Regulation S Notes in connection with any sale thereof and any prospective Subsequent Purchasers of such Regulation S Notes from such owner, the information required by Rule 144A(d)(4) under the Securities Act.

(m)  To comply with the representation letter of the Company to DTC relating to the approval of the Regulation S Notes by DTC for “book entry” transfer; and to use its reasonable efforts to effect the inclusion of the Regulation S Notes in PORTAL and to list the Regulation S Notes on the Luxembourg Stock Exchange or another European stock exchange.

(n)  For so long as any of the Regulation S Notes remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by Parent or the Company to the Trustee or to the holders of the Regulation S Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by Parent or the Company with the SEC or any U.S. or non-U.S. securities exchange on which any class of securities of Parent or the Company may be listed; provided that this covenant shall not apply with respect to any reports or other communications that are publicly available on the EDGAR system of the SEC or are posted on Parent’s or the Company’s website.

(o)  Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Regulation S Notes other than the Time of Sale Document and the CIM and any amendments and supplements to the CIM prepared in compliance with this Agreement and the Regulation D Purchase Agreement, without the prior written approval of the Initial Purchasers, or (ii) solicit any offer to buy or offer to sell the Regulation S Notes by means of any form of directed selling efforts (including, without limitation, as such terms are used in Regulation S under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(p)  During the two year period after the Closing Date (or such shorter period as may be provided for in Rule 144(k) under the Securities Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of either the Company or any other affiliates (as defined in Rule 144A under the Securities Act) controlled by the Company to, resell any of the Regulation S Notes which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries or any other “affiliates” (as defined in Rule 144A under the Securities Act) controlled by the Company, except pursuant to an effective registration statement under the Securities Act.

(q)  The Company shall pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by any U.S. or non-U.S. federal, state or local taxing authority thereof or therein with respect to the issuance of the Regulation S Notes or the sale thereof to the Initial Purchasers.

5.  Representations and Warranties of the Initial Purchasers. Each Initial Purchaser severally represents and warrants that:

(a)  It is a QIB as defined in Rule 144A under the Securities Act and it will offer the Regulation S Notes for resale only upon the terms and conditions set forth in this Agreement and in the Time of Sale Document and the CIM.

(b)  It is not acquiring the Regulation S Notes with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction. In connection with the Exempt Resales, it will solicit offers to buy the Regulation S Notes only from, and will offer and sell the Regulation S Notes only to non-U.S. persons reasonably believed by the Initial Purchasers to be a purchaser referred to in Regulation S under the Securities Act; provided, however, that in purchasing such Regulation S Notes, such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Time of Sale Document and the CIM.

(c)  No directed selling efforts has or will be made by the Initial Purchasers or any of its representatives in connection with the offer and sale of any of the Regulation S Notes within the meaning of Regulation S.

6.  Conditions. The obligations of the Initial Purchasers to purchase the Regulation S Notes under this Agreement are subject to the performance by each of the Company Parties of their respective covenants and obligations hereunder and the satisfaction of each of the following conditions:

(a)  All the representations and warranties of the Company Parties contained in this Agreement and in each of the Regulation S Purchase Documents shall be true and correct as of the date hereof and at the Closing Date. On or prior to the Closing Date, the Company and each other party to the Regulation S Purchase Documents (other than the Initial Purchasers) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Regulation S Purchase Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not, individually or in the aggregate, have a Material Adverse Effect).

(b)  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, as of the Closing Date, render impossible the issuance or sale of the Regulation S Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Regulation S Notes.

(c)  No Proceeding shall be pending or, to the knowledge of the Company after due inquiry, threatened other than Proceedings that (A) if adversely determined would not, individually or in the aggregate, adversely affect the issuance or marketability of the Regulation S Notes that are the subject of this Agreement, and (B) would not, individually or in the aggregate, have a Material Adverse Effect.

(d)  Subsequent to the respective dates as of which data and information is given in the Time of Sale Document and the CIM, there shall not have been any Material Adverse Change.

(e)  On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Regulation S Notes than that on which the Regulation S Notes were marketed.

(f)  The Initial Purchasers shall have received on the Closing Date:

(i)  certificates dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Company, on behalf of the Company, to the effect that (a) the representations and warranties set forth in Section 3 hereof, in each of the Regulation S Purchase Documents are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (b) the Company Parties have performed and complied with all agreements and satisfied all conditions in all material respects on their part to be performed or satisfied at or prior to the Closing Date, (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Time of Sale Document and the CIM (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Time of Sale Document and the CIM (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Time of Sale Document and the CIM or contemplated hereby, neither the Company nor any Subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and the Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, and (e) the sale of the Regulation S Notes has not been enjoined (temporarily or permanently).

(ii)  a certificate, dated the Closing Date, executed by the Secretary of the Company and each Guarantor, certifying such matters as the Initial Purchasers may reasonably request.

(iii)  The Company Parties shall have each delivered to the Purchasers or the Closing Agent (on behalf of the Purchasers) a certificate evidencing qualification by such entity as a foreign corporation and good standing issued by the Secretaries of State (or comparable office) of each of the jurisdictions in which the Company Parties operate as of a date within 30 days prior to the Closing Date.

(iv)  the opinion of Vinson & Elkins LLP, U.S. counsel to the Company and Subsidiary Guarantors, and Appleby Hunter Bailhache, Bermuda counsel for Parent, in each case dated as of the Closing Date, substantially to the effect set forth on Exhibit B; and

(v)  an opinion, dated the Closing Date, of Jones Day, counsel to the Initial Purchasers, in form satisfactory to the Initial Purchasers covering such matters as are customarily covered in such opinions.

(g)  The terms of each Transaction Document shall conform in all material respects to the description thereof in the Time of Sale Document and the CIM. Each of the Company Parties shall have executed and delivered, or caused to be delivered, to the Purchasers or the Closing Agent (i) each of the Transaction Documents to which it is a party and (ii) the Regulation S Notes being purchased by the Initial Purchasers at the Closing pursuant to this Agreement, in each case in form and substance reasonably satisfactory to the Initial Purchasers.

(h)  All conditions to closing of each of the Transaction Documents shall be satisfied or, where applicable, waived; and the Transactions shall have been consummated in accordance with their terms and in accordance with the applicable Transaction Documents and as described in the Preliminary CIM and as described or to be described in the CIM.

(i)  At least $750.00 million in aggregate principal amount of Notes shall have been sold by the Company to the Regulation D Purchasers and Initial Purchasers and an amount shall have been borrowed by the Company under the Credit Agreement sufficient to repay all outstanding borrowings under the Amended and Restated Second Lien Credit Agreement, dated as of July 28, 2006 among the Company, various lenders named therein, BNP Paribas, and RBS Securities Corporation (the “Second Lien Facility”).

(j)  The Regulation S Notes shall have been designated for trading on PORTAL, to the extent so eligible, and shall be eligible for clearance and settlement through DTC.

7.  Indemnification and Contribution.

(a)  Each of the Company Parties jointly and severally agree to indemnify and hold harmless the Initial Purchasers, each of their directors, officers and employees, and each person, if any, who controls the Initial Purchasers within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities of any kind to which the Initial Purchasers, director, officer, employee or such controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company (not to be unreasonably withheld, delayed or conditioned), insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)  any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Document or the CIM, or any amendment or supplement thereto;

(ii)  the omission or alleged omission to state, in the Time of Sale Document or the CIM or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(iii)  any breach by any of the Company Parties of their respective representations, warranties and agreements set forth herein or breach of applicable law;

and, subject to the provisions hereof, will reimburse, as incurred, the Initial Purchasers, director, officer, employee and each such controlling person for any legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, the Company Parties will not be liable in any such case to the extent (but only to the extent) that a court of competent jurisdiction shall have determined by a final, unappealable judgment that such loss, claim, damage or liability resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Document or the CIM or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers specifically for use therein, it being understood and agreed that the only such information furnished by the Initial Purchasers to the Company consists of the information described in subsection (b) below. The indemnity agreement set forth in this Section 7 shall be in addition to any liability that the Company and the Guarantors may otherwise have to the indemnified parties.

(b)  The Initial Purchasers agree to indemnify and hold harmless each of the Company Parties and their respective directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as a court of competent jurisdiction shall have determined by a final, unappealable judgment that such losses, claims, damages or liabilities (or actions in respect thereof) have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in the Time of Sale Document or the CIM or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Time of Sale Document or the CIM or any amendment or supplement thereto or necessary to make the statements therein not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchasers, furnished to the Company or its agents by the Initial Purchasers specifically for use therein as set forth in Section 11; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company Parties or any such director, officer or controlling person in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties.

(c)  As promptly as reasonably practicable after receipt by an indemnified party under this Section 7 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 7, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 7 or the Company in the case of paragraph (b) of this Section 7, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 7, in which case the indemnified party may effect such a settlement without such consent.

(d)  No indemnifying party shall be liable under this Section 7 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(e)  In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f)  The Company Parties and the Initial Purchasers agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e). Notwithstanding any other provision of this Section 7, the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation (exclusive of the reimbursement of any out-of-pocket expenses) received by such Initial Purchasers under this Agreement, less the aggregate amount of any damages that such Initial Purchasers have otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding paragraph (e), each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company Parties, each officer of the Company Parties and each person, if any, who controls any of the Company Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company Parties.

8.  Termination. The Initial Purchasers may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the following has occurred:

(a)  since the date hereof, any Material Adverse Effect or development involving or expected to result in a prospective Material Adverse Effect that could, in the Initial Purchasers’ reasonable judgment, be expected to (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Regulation S Notes on the terms and in the manner contemplated in the Time of Sale Document and the CIM, or (ii) materially impair the investment quality of any of the Regulation S Notes;

(b)  the failure of the Company Parties to satisfy the conditions contained in Section 6(a) hereof on or prior to the Closing Date;

(c)  any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Initial Purchasers’ judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Time of Sale Document and the CIM or to enforce contracts for the sale of any of the Regulation S Notes;

(d)  the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market or any setting of limitations on prices for securities on any such exchange;

(e)  the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchasers’ counsel’s reasonable opinion materially and adversely affects, or could be reasonably expected to materially and adversely affect, the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

(f)  any securities of the Company shall have been downgraded or placed on any “watch list” for possible downgrading by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; or

(g)  the representation and warranty contained in Section 3(a) of this Agreement is incorrect in any way; or

(h)  the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchasers’ opinion could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

For the avoidance of doubt, this Section 8 shall not alter Jefferies & Company, Inc.’s right to a Tail Fee (as defined in the Engagement Letter) pursuant to the Engagement Letter.

9.  Survival of Representations and Indemnities. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Company Parties set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, (ii) acceptance of the Regulation S Notes, and payment for them hereunder, and (iii) any termination of this Agreement.

10.  Default by the Initial Purchasers. If any Initial Purchaser shall breach its obligations to purchase the Regulation S Notes that it has agreed to purchase hereunder on the Closing Date and arrangements satisfactory to the Company for the purchase of such Regulation S Notes are not made within 36 hours after such default, this Agreement shall terminate with respect to such Initial Purchaser without liability on the part of the Company or other such Initial Purchasers. Nothing herein shall relieve such defaulting Initial Purchaser from liability for its default.

11.  Information Supplied by the Initial Purchasers. The statements set forth on the cover page with respect to price and in the first sentence of the seventh paragraph and in the tenth paragraph under the heading “Private Placement” in the Time of Sale Document and the CIM (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company or the Subsidiaries for the purposes of Sections 4(a) and 8 hereof.

12.  No Fiduciary Relationship. The Company Parties hereby acknowledge that, in connection with the Transactions, (i) the Regulation S Offering, including the determination of the offering price of the Regulation S Notes and any related discounts, commissions and fees, shall be an arm’s-length commercial transaction between the Company and the Initial Purchasers, (ii) the Initial Purchasers will be acting as an independent contractors and will not be the agent or fiduciary of the Company or its stockholders, creditors, employees, Subsequent Purchasers or any other party, (iii) the Initial Purchasers shall not assume any advisory or fiduciary responsibility in favor of the Company (irrespective of whether the Initial Purchasers have advised or are currently advising the Company on other matters) and the Initial Purchasers shall have no obligation to the Company Parties with respect to the Transactions except as may be set forth expressly herein or in the Transactions Documents, (iv) the Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company Parties and (v) the Initial Purchasers shall not provide any legal, accounting, regulatory or tax advice with respect to the Transactions and the Company Parties shall consult their own legal, accounting, regulatory and tax advisors to the extent they deem appropriate. The Company hereby waives and releases, to the fullest permitted by law, any claims that either of the Company may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

13.  Miscellaneous.

(a)  Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Initial Purchasers:

Jefferies & Company, Inc.
520 Madison Avenue, 12th Floor
New York, New York 10022
Facsimile: (212) 284-2280
Attention: General Counsel

BNP Paribas Securities Corp.
787 Seventh Avenue
New York, New York 10019
Facsimile: (212) 841-3183
Attention: Debt Capital Markets

BMO Capital Markets Corp.
3 Times Square, 27th Floor
New York, New York 10036
Telephone: (212) 702-1268
Attention: Paul H. Phaneuf, Managing Director

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Facsimile: (203) 427-4534
Attention: Debt Capital Market Syndicate

Capital One Southcoast, Inc.
909 Poydras Street. Suite 1000
New Orleans, Louisiana 70112
Facsimile: (504) 523-1925
Attention: Patrick Mooney, Senior Vice President

Natexis Bleichroeder Inc.
1345 Avenue of the Americas, 44th Floor
New York, NY 10105
Facsimile: (212) 333 4710
Attention: Capital Markets

with a copy to:

Jones Day
222 East 41st Street
New York, New York 10017
Facsimile: (212) 755-7306
Attention: Christopher M. Kelly, Esq.
Alex Gendzier, Esq.

If to Company:

Energy XXI Gulf Coast, Inc.
Suite 2626
1021 Main
Houston, Texas 77002
Facsimile: (713) 351-3300
Attention: David West Griffin, Director

with a copy to:

Vinson & Elkins LLP
First City Tower
1001 Fannin Street
Suite 2500
Houston, Texas 77002-6760
Facsimile: 713-758-2346
Attention: T. Mark Kelly, Esq.

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (A), (B) or (C) above, respectively. Any party hereto may change the address for receipt of communications by giving written notice to the others.

(b)  Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York. Each party hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Agreement or any transaction contemplated hereby.

(c)  Successors. This Agreement has been and is made solely for the benefit of and shall be binding upon the Company Parties, the Initial Purchasers and, to the extent provided in Section 8 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Regulation S Notes from the Initial Purchasers merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases the Regulation S Notes from the Initial Purchasers is intended to be a beneficiary of the covenants of the Company Parties contained in the Registration Rights Agreement to the same extent as if the Regulation S Notes were sold and those covenants were made directly to such purchaser by the Company Parties, and each such purchaser shall have the right to take action against the Company Parties to enforce, and obtain damages for any breach of, those covenants.

(d)  Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(e)  Entire Agreement. This Agreement, together with the Engagement Letter, constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

(f)  Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(g)  Amendment. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The failure by any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(h)  Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Please confirm that the foregoing correctly sets forth the agreement between the Company, the Guarantors and the Initial Purchasers.

Very truly yours,

ENERGY XXI GULF COAST, INC.

By:
Name:
Title: Chief Executive Officer

ENERGY XXI (BERMUDA) LIMITED

By:
Name:
Title:

ENERGY XXI TEXAS, LP

By:
Name:
Title:

ENERGY XXI TEXAS GP, LLC

By:
Name:
Title:

ENERGY XXI GOM, LLC

By:
Name:
Title:

Accepted and Agreed to:

JEFFERIES & COMPANY, INC.

By:
Name:
Title:

GREENWICH CAPITAL MARKETS, INC.

By:
Name:
Title:

BNP PARIBAS SECURITIES CORP.

By:
Name:
Title:

BMO CAPITAL MARKETS CORP.

By:
Name:
Title:

CAPITAL ONE SOUTHCOAST, INC.

By:
Name:
Title:

NATEXIS BLEICHROEDER INC.

By:
Name:
Title:

Schedule I

Pricing Supplement

[attached]

Exhibit A

List of Subsidiaries

Energy XXI Texas, LP

Energy XXI Texas GP, LLC

Energy XXI GOM, LLC

Exhibit B

Opinion of Vinson & Elkins, as U.S. counsel for Parent and the Company, and Appleby Hunter Bailhache, as Bermuda counsel for Parent, to be delivered pursuant to Section 6(f) of this Agreement. [To be allocated among counsel]

References to the Preliminary CIM in this Exhibit include any supplements thereto at the Closing Date.

1.  Each of the Company and the Guarantors is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with limited liability power and corporate power, as the case may be, and authority to own, lease and operate its properties and to conduct its business as described in the CIM and to enter into and perform its respective obligations under the Regulation S Purchase Agreement, the Placement Agency Agreement, the Indenture and the Registration Rights Agreement (the “Regulation S Purchase Documents”), as the case may be.

2.  Each of the Company and the Guarantors has all necessary corporate power and authority to execute and deliver the Note Purchase Documents, to perform its obligations thereunder to issue the Regulation S Notes.

3.  The Regulation S Purchase Agreement has been duly authorized, executed and delivered by each of the Guarantors and the Company.

4.  Each of the Indenture, Escrow Agreement, and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors, as the case may be, and constitutes a valid and binding agreement of the Company and each of the Guarantors, as the case may be, enforceable against each of the Company and each of the Guarantors, as the case may be, in accordance with its terms. The Indenture is in sufficient form for qualification under the Trust Indenture Act.

5.  The Regulation S Notes, when executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to the Regulation S Purchase Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms.

6.  The Guarantees, when the Regulation S Notes have been executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to the Purchase Agreement, will constitute valid and binding obligations of the Guarantors, entitled to the benefits of the Indenture, enforceable against the Guarantors in accordance with their terms.

7.  The Exchange Notes and the related Guarantees have been duly authorized by the Company and the Guarantors, as the case may be.

8.  The execution and delivery of the Note Purchase Documents by Parent, the Company and the subsidiaries of the Company, the performance by such companies of their respective obligations thereunder, including the issuance and sale of the Notes and the Guarantees, (i) will not result in any violation of the provisions of the charter, by-laws or equivalent constituent documents of Parent, the Company or any Guarantor; (ii) will not constitute a breach of, or default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, charge, encumbrance or adverse claim upon any property or assets of Parent, the Company or any Guarantor, pursuant to any material Existing Instrument listed on identified on the annexed schedule furnished to us by the Company, and which the Company has represented lists all material agreements and instruments to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (iii) will not result in any violation of any federal, Delaware or New York law or, to the best knowledge of such counsel any administrative regulation or administrative or court decree, applicable to Parent, the Company or any of the subsidiaries of the Company (provided no opinion is given with respect to federal or state securities laws); or (v) will not require any consent, approval, authorization or other order of, or registration (provided no opinion is given with respect to federal or state securities laws), or filing with, any court or other governmental or regulatory authority or agency, except (i) with respect to the transaction contemplated by the Registration Rights Agreement and may be required under the Securities Act and the Exchange Act, (ii) as required by federal or state securities or “blue sky” laws and (iii) for such consents, approvals, authorizations, orders, filings or registrations which have been obtained or made.

9.  Assuming the accuracy of the representations and warranties of Parent, the Company and the Initial Purchasers contained in the Regulation S Purchase Agreement and the compliance of such parties with the agreements set forth herein and therein, it is not necessary, in connection with the issuance and sale of the Regulation S Notes to the Initial Purchasers, in the manner contemplated by Regulation S Purchase Documents and the CIM, to register the initial sale of the Regulation S Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act it being understood no opinion is given with respect to subsequent resales of the Regulation S Notes.

10.  Neither the Parent nor the Company is, and after receipt of payment for the Notes, will be, an “investment company” within the meaning of, and subject to registration under, Investment Company Act.